Execution copy

                                PRICING AGREEMENT

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

    As Representatives of the several
      Underwriters named in Schedule I hereto


                                                                  March 17, 2004

Ladies and Gentlemen:

         XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 17, 2004 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Units specified in Schedule II hereto (the "Designated Units") consisting of Firm Units and any Optional Units the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Units which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Units pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Units, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Units as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Units set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Units may be exercised by written notice from Goldman, Sachs & Co. and Citigroup Global Markets, Inc. to the Company, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by Goldman, Sachs & Co. and Citigroup Global Markets, Inc., but in no event earlier than the First Time of Delivery or later than 13 calendar days after the First Delivery Date or, unless Goldman, Sachs & Co., Citigroup Global Markets, Inc. and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                         Very truly yours,

                                         XL Capital Ltd

                                         By: /s/ Paul S. Giordano
                                             ---------------------------------
                                             Name:  Paul S. Giordano
                                             Title: Executive Vice President,
                                                    General Counsel & Secretary





Accepted as of the date hereof:

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., and
J.P. Morgan Securities Inc.

    /s/ Goldman, Sachs & Co.
----------------------------------
     (Goldman, Sachs & Co.)

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I


                                                                                                 MAXIMUM NUMBER OF
                                                                             NUMBER OF FIRM           OPTIONAL
                                                                             UNITS TO BE        UNITS WHICH MAY BE
                                 UNDERWRITER                                   PURCHASED             PURCHASED
Goldman, Sachs & Co.                                                           5,188,800           1,500,000
Citigroup Global Markets Inc.                                                  5,188,800           1,500,000
Deutsche Bank Securities Inc.                                                  5,188,800           0
J.P. Morgan Securities Inc.                                                    4,191,000           0
Banc One Capital Markets, Inc.                                                 997,500             0
Barclays Capital Inc.                                                          997,500             0
Merrill Lynch, Pierce, Fenner & Smith Incorporated                             997,500             0
Morgan Stanley & Co. Incorporated                                              997,500             0
UBS Securities LLC                                                             997,500             0
Wachovia Capital Markets, LLC                                                  997,500             0
ABN Amro Rothschild LLC                                                        266,100             0
BNP Paribas Securities Corp.                                                   266,100             0
BNY Capital Markets, Inc.                                                      266,100             0
Comerica Securities, Inc.                                                      266,100             0
Credit Lyonnais Securities (USA) Inc.                                          266,100             0
Dowling & Partners Securities, LLC                                             266,100             0
Fleet Securities, Inc.                                                         266,100             0
Fox-Pitt, Kelton Inc.                                                          266,100             0
HSBC Securities (USA) Inc.                                                     266,100             0
ING Financial Markets LLC                                                      266,100             0
Keefe, Bruyette & Woods                                                        266,100             0
Lazard Freres & Co. LLC                                                        266,100             0
McDonald Investments Inc., A KeyCorp Company                                   266,100             0
Sandler O'Neill & Partners, L.P.                                               266,100             0
Scotia Capital (USA) Inc.                                                      266,100             0
The Royal Bank of Scotland plc                                                 266,100             0
        Total...........................................................       30,000,000          3,000,000
                                                                               ==========          =========

                                   SCHEDULE II

TITLE OF DESIGNATED UNITS:

         6.50% Equity Security Units (the "Units"). Each Unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which the holder agrees to purchase Ordinary Shares of the Company on May 15, 2007 (collectively, the "Purchase Contracts") and (b) a 1/40, or 2.5%, ownership interest in a 2.53% Senior Note due May 15, 2009 of the Company with a principal amount of $1,000 (collectively, the "Underlying Notes").

NUMBER OF UNITS:

Number of Firm Units:  30,000,000
Maximum Number of Optional Units:  3,000,000

INITIAL OFFERING PRICE TO PUBLIC PER UNIT:

         $25, plus accumulated Contract Adjustment Payments and interest on the Underlying Notes, if any, from March 23, 2004.

PURCHASE PRICE BY UNDERWRITERS PER UNIT:

         $24.2483, plus accumulated Contract Adjustment Payments and interest on the Underlying Notes, if any, from March 23, 2004.

UNDERWRITERS' COMMISSION PER UNIT:

         $0.7517

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Same-Day funds

INDENTURE:

         Indenture, dated January 23, 2003, between the Company and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, to be dated as of March 23, 2004

PURCHASE CONTRACT AGREEMENT:

         Purchase Contract Agreement, to be dated as of March 23, 2004, between the Company and U.S. Bank National Association, as Purchase Contract Agent

PLEDGE AGREEMENT:

         Pledge Agreement, to be dated as of March 23, 2004, between the Company and U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary

REMARKETING AGREEMENT:

         Remarketing Agreement, to be entered into between the Company and a nationally recognized investment bank, as the Remarketing Agent

STOCK PURCHASE DATE:

         May 15, 2007

CONTRACT ADJUSTMENT PAYMENTS:

         3.97% per annum

PAYMENT DATES OF CONTRACT ADJUSTMENT PAYMENTS:

         February 15, May 15, August 15 and November 15, commencing on May 15, 2004 and ending on the Stock Purchase Date

REFERENCE PRICE:

         $75.19

THRESHOLD APPRECIATION PRICE:

         $93.99

MATURITY OF UNDERLYING NOTES:

         May 15, 2009

INTEREST RATE ON UNDERLYING NOTES:

         2.53% per annum

INTEREST PAYMENT DATES OF UNDERLYING NOTES:

         Initially, February 15, May 15, August 15 and November 15, commencing on May 15, 2004, and, following the earlier of a successful remarketing and the Stock Purchase Date, semi-annually on May 15 and November 15

RECORD DATES FOR CONTRACT ADJUSTMENT PAYMENTS AND INTEREST PAYMENTS:

         The relevant record dates will be the 15th calendar day prior to the relevant payment dates

INITIAL REMARKETING DATE:

         The ninth Business Day prior to the Stock Purchase Date

REDEMPTION PROVISIONS:

         The Underlying Notes are redeemable at the option of the Company if a Special Event (as defined in the Indenture) occurs in accordance with, and subject to, the terms set forth in the Indenture

SINKING FUND PROVISIONS:

         No sinking fund provisions

DEFEASANCE PROVISIONS:

         No defeasance provisions

TIME OF DELIVERY:

         9:30 A.M., New York City time, on March 23, 2004 (which is four business days after the date of the Pricing Agreement relating to the Units, which date may be delayed by agreement among the Representatives and the Company (as defined therein))

FORM AT TIME OF DELIVERY:

         Book-entry only

CLOSING LOCATION:

         Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

DELAYED DELIVERY:

         None

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives:         Goldman, Sachs & Co.,
                                             Citigroup Global Markets Inc.,
                                             Deutsche Bank Securities Inc., and
                                             J.P. Morgan Securities Inc.

         Address for Notices, etc.:          Goldman, Sachs & Co.
                                             85 Broad Street
                                             New York, New York 10004.